EXHIBIT 5


INTERNATIONAL [LOGO] PAPER


JAMES W. GUEDRY                                 TWO MANHATTANVILLE ROAD
SECRETARY &                                 PURCHASE NY 10577-2196
ASSOCIATE GENERAL COUNSEL                        PHONE 914 397 1532
                                                 FAX 914 397 1505


                                                         July 27, 1995




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549


Re: Registration on Form S-8 relating to the
    Registration of 5,000,000 shares of Common Stock for use under the Current International Paper Company Long-Term Incentive Compensation Plan - Stock Option Plan
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Gentlemen:

      This opinion is furnished by me as Associate General Counsel for International Paper Company, a New York corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8, to be filed by the Company under the Securities Act of 1933, as amended (the "Act") relating to the registration of 5,000,000 shares of common stock and common stock purchase rights (the "Stock") for use under the Company's current Long-Term Incentive Compensation Plan - Stock Option Plan (the "Plan").

      I have examined and am familiar with originals or copies of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including (a) the Restated Certificate of Incorporation and By-Laws, as amended, of the Company as in effect on the date hereof; and (b) records of the corporate proceedings of the Board of Directors of the Company taken on December 13, 1988 and the meetings of shareholders of the Company held on May 9, 1989 and May 10, 1994.

Based on the foregoing, I am of the opinion that:

(1) the Company has been duly incorporated and is a validly
                existing corporation in good standing under the laws of the State of New York.


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(2) the Stock has been duly authorized by the Company and, when duly issued by the Company and paid for upon the terms and conditions set forth in the Plan document sent to or given to employees covered by the Plan, will be validly issued, fully paid and nonassessable; and

                (3) the Plan is not subject to the terms of the Employee Retirement Income Security Act of 1974.

      I hereby consent to filing of this opinion as Exhibit 5 to the above-mentioned Registration Statement.


                                             Yours very truly,

                                             /s/ JAMES W. GUEDRY

                                             James W. Guedry




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